Exhibit 99.1
Sable Offshore Corp. Reports Third Quarter 2026 Financial and Operational Results
Houston, November 9, 2026 – Sable Offshore Corp. (“Sable,” or the “Company”) (NYSE: SOC) today announced its third quarter 2026 financial and operational results.
Third Quarter 2026 Financial Results
•Achieved $154.4 million in total revenue in the third quarter of 2026, representing a 13% increase quarter over quarter.
•Ended the quarter with $38.0 million of cash and cash equivalents.
•Ended the quarter with 207,980,283 shares of Common Stock outstanding after selling 16,110,711 shares of Common Stock in our at-the-market (“ATM”) equity program for an average price of approximately $4.75 per share during the quarter.
Third Quarter 2026 Operational Results
•Reported average daily net sales volumes of approximately 27 thousand net barrels of oil per day, representing a 29% increase quarter over quarter.
•Produced at an average rate of 795 gross barrels of oil per day, per well, throughout the quarter from an average of 37 wells per day.
•Perforation Addition (“Perf Add”) operations continued to see positive well results at the upper end of management expectations with average increased production rates of over 700 barrels of oil per day per well.
•Average reservoir pressure throughout the Upper Siliceous, Massive Chert, and Lower Calcareous zones of the Monterey formation at the SYU remained stable in the third quarter.
•Sable observed little to no production decline from producing wells in the quarter.
Platform Hondo Update
•Sable has submitted its final paperwork to the Marine Minerals Administration (“MMA”) reflecting all platform upgrades and is currently testing its new state of the art platform control system.
•Physical MMA inspections on Platform Hondo and initial production are scheduled for November.
•All producing wells are scheduled to be online and flowing to sales in December 2026 at a forecasted rate of approximately 10,000 gross barrels of oil per day.
Midstream and Brent Crude Oil Marketing Update
•Crude oil sales were halted by our sole downstream crude purchaser in early October 2026 due to maintenance and upgrades to storage tanks at their refinery.
•Sable has diversified and improved its marketing optionality by beginning to sell crude oil to three additional Los Angeles-area refineries in early November 2026. Sable expects all four major Los Angeles-area refineries to increase their purchases of SYU crude over time.
•Sable is evaluating all options to resolve near-term working capital constraints caused by the downstream purchaser disruption, including selling its crude oil currently held in inventory via a bulk sale agreement.
•The addition of Platform Hondo’s lighter and sweeter crude is anticipated to improve overall sulfur content of SYU crude oil production field-wide.

Exhibit 99.1
Financial Updates
•No ATM equity sales have occurred in Q4 2026 to date. The most recent sale of shares under our ATM occurred on September 17, 2026.
About Sable
Sable Offshore Corp. is an independent oil and gas company, headquartered in Houston, Texas, focused on responsibly developing the Santa Ynez Unit in federal waters offshore California. The Sable team has extensive experience safely operating in California.
Forward-Looking Statements
The information in this press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “continue,” “plan,” “forecast,” “predict,” “potential,” “future,” “outlook,” and “target,” the negative of such terms and other similar expressions are intended to identify forward- looking statements, although not all forward-looking statements will contain such identifying words. These statements are based on the current beliefs and expectations of Sable’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Factors that could cause Sable’s actual results to differ materially from those described in the forward-looking statements include: the ability to recommence full production of the SYU assets; the cost and time required therefor, and production levels once recommenced; availability of future financing; restrictions in existing or future debt agreements or structured or other financing arrangements; uncertainties related to new technologies, geographical concentration of operations, environmental risks, weather risks, security risks, drilling and other operating risks, regulatory changes and regulatory risks, including risks relating to PHMSA’s regulatory oversight of the SYPS, the DPA Order and the potential implementation of the OS&T Strategy or the Buoy Strategy; our ability to consummate a debt refinancing of our Senior Secured Term Loan B and the timing and terms thereof; our financial performance; global economic conditions and inflation; increased operating costs; lack of availability of drilling and production equipment, supplies, services and qualified personnel; geographical concentration of operations; environmental and weather risks; regulatory changes and uncertainties; litigation, complaints and/or adverse publicity; privacy and data protection laws, privacy or data breaches, or loss of data; our ability to comply with laws and regulations applicable to our business; and other one-time events and other factors that can be found in Sable’s Annual Report on Form 10-K for the year ended December 31, 2025, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, filed with the Securities and Exchange Commission, which are available on Sable’s website (www.sableoffshore.com) and on the Securities and Exchange Commission’s website (www.sec.gov). Except as required by applicable law, Sable undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this press release.
Contacts
Investor Contact:
Harrison Breaud
Vice President, Finance & Investor Relations
IR@sableoffshore.com
713-579-8111
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